UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2019

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2019, the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) appointed Craig A. Creaturo as Executive Vice President & Chief Financial Officer of the Company, effective as of September 9, 2019 (the “Start Date”).

Mr. Creaturo, age 49, served as Chief Financial Officer & Vice President-Administration of Chromalox, Inc., an advanced thermal technologies manufacturing company, from February 2015 to March 2019.  Prior to that, he served as Chief Financial Officer of II-VI Incorporated (“II-VI”), a publicly traded global leader in engineered materials and opto-electronic components, from 2004 to 2014, as Treasurer of II-VI from 2000 to 2014 and as Corporate Controller of II-VI from 1998 to 2000.  From 1992 to 1998, he held a variety of audit roles at Arthur Andersen LLP.  Mr. Creaturo is a licensed CPA in the Commonwealth of Pennsylvania and holds a B.S. in accounting from Grove City College.

On August 28, 2019, in connection with his appointment as Executive Vice President & Chief Financial Officer of the Company, Mr. Creaturo entered into an Employment Agreement with the Company (the “Employment Agreement”).  The Employment Agreement provides that Mr. Creaturo will (i) receive an annual base salary of $480,000, which base salary shall be reviewed annually by the Board to determine if such base salary should be increased, (ii) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (iii) be paid or reimbursed for business expenses and (iv) be entitled to participate in other employment benefits generally available to other executives of the Company.  For the Company’s current fiscal year ending June 28, 2020, Mr. Creaturo will be eligible to receive a bonus equal to 37.5%, 75% or 120% of his base salary for threshold, target or maximum levels of performance, respectively, which will be pro-rated for the period of his employment with the Company during the fiscal year.

The Employment Agreement also provides that Mr. Creaturo will receive on the Start Date an award of (i) options to purchase 15,000 shares of the Company’s common stock and (ii) restricted stock units representing 20,000 shares of the Company’s common stock.  The options will vest and become fully exercisable in three equal installments beginning on the first anniversary of the Start Date, subject to Mr. Creaturo’s continued employment through each vesting date, and will have a ten-year term.  Subject to Mr. Creaturo’s continued employment through each vesting date, the restricted stock units will become vested and settled in shares of the Company’s common stock as follows:  25% thirty days after the first anniversary of the Start Date, 25% on the second anniversary of the Start Date and 50% on the third anniversary of the Start Date.

The Employment Agreement contains provisions regarding the termination of Mr. Creaturo’s employment and related severance obligations.  If the Company terminates Mr. Creaturo’s employment for “Cause” or if Mr. Creaturo resigns without “Good Reason” (as each term is defined in the Employment Agreement), the Company will pay Mr. Creaturo all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation under the Employment Agreement to Mr. Creaturo.  If Mr. Creaturo’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), Mr. Creaturo or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the Employment Agreement to Mr. Creaturo.  If Mr. Creaturo is terminated for any reason other than death, Disability or Cause, or if Mr. Creaturo resigns with Good Reason, Mr. Creaturo will be entitled to (i) cash severance payments equal to twelve months of Mr. Creaturo’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) if Mr. Creaturo elects

COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for Mr. Creaturo’s medical and health insurance benefits until the earlier of (a) the date Mr. Creaturo ceases to maintain such continuation coverage in effect or (b) twelve months from the termination of Mr. Creaturo’s employment.  The foregoing severance benefits are subject to Mr. Creaturo entering into and not revoking a release of claims in favor of the Company and its affiliated entities.  The severance benefits payable upon termination for any reason other than death, Disability or Cause, or resignation with Good Reason also are subject to Mr. Creaturo abiding by certain restrictive covenants, which are described below.  Also, upon Mr. Creaturo’s death or Disability or a “Change of Control” (as defined in the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan), all outstanding unvested equity awards issued to Mr. Creaturo by the Company shall vest in full.

Mr. Creaturo is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants.  Pursuant to the Employment Agreement, Mr. Creaturo has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the twelve months immediately following termination of employment.  Under the Employment Agreement, Mr. Creaturo also has agreed upon termination of his employment with the Company (i) to resign as a member of the Board, if serving on the Board at the time, (ii) to resign from all positions with the Company and its affiliated entities, (iii) not to disparage the Company and its affiliated entities, (iv) to provide litigation support to the Company and its affiliated entities and (v) to return all of the Company’s and its affiliated entities’ property to the Company.

The Employment Agreement also provides that the Company will indemnify and hold harmless Mr. Creaturo if Mr. Creaturo is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to Mr. Creaturo’s service as a director, officer, employee or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that Mr. Creaturo acted in good faith and in a manner Mr. Creaturo reasonably believed to be in the best interests of the Company, and with respect to any criminal action, if Mr. Creaturo had no reasonable cause to believe such conduct was unlawful.  The Employment Agreement requires the Company to advance the expenses incurred by Mr. Creaturo in defending against any such proceeding; however, Mr. Creaturo must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that Mr. Creaturo is not entitled to be indemnified.  The rights of Mr. Creaturo to indemnification under the Employment Agreement are not exclusive and are in addition to the rights under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws and under applicable law.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the contents of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Creaturo and any other persons pursuant to which he was selected as an officer.  Mr. Creaturo has no family relationships with any of the Company’s directors or executive officers.  There are no transactions involving the Company and Mr. Creaturo that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Creaturo as Executive Vice President & Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Unifi, Inc. and Craig A. Creaturo, effective as of August 28, 2019.

99.1	Press Release of Unifi, Inc., dated September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: September 3, 2019	By:	/s/ THOMAS H. CAUDLE, JR.
Thomas H. Caudle, Jr.
President & Chief Operating Officer